Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006, except for the effects of the 1 for 2.5 reverse stock split discussed in Note 1 as to which the date is March 21, 2008, relating to the financial statements and financial statement schedule, which appears in LogicVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/S/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
May 22, 2008